SERIES C CONVERTIBLE PREFERRED STOCK PURCHASE AGREEMENT

      THIS SERIES C CONVERTIBLE PREFERRED STOCK PURCHASE AGREEMENT is made as of the 28th day of January, 2005, by and among CLEARSTORY SYSTEMS, INC. (f/k/a INSCI Corp.), a Delaware corporation (the "Company"), SCP II PRIVATE EQUITY PARTNERS II, L.P., a Delaware limited partnership ("SCP"), CIP Capital L.P., a Delaware limited partnership ("CIP") and CSSMK, LLC, a Massachusetts limited liability company ("CSSMK", and with SCP and CIP, the "Investors").

      In consideration of the mutual promises hereinafter set forth, the parties hereto, each intending to be legally bound hereby, agree as follows:

      1. PURCHASE AND SALE.

            1.1 SALE AND ISSUANCE OF SERIES C CONVERTIBLE PREFERRED STOCK. Subject to the terms and conditions of this Agreement, each Investor agrees to purchase, and the Company agrees to sell and issue to such Investor, that number of shares of the Company's Series C Convertible Preferred Stock, par value $0.01 per share (the "Series C Preferred Stock") as set forth next to such Investor's name on Schedule A attached hereto and made a part hereof, as it may be amended in connection with the Second Closing (as hereinafter defined). As consideration for the Securities, each Investor shall pay to the Company $1.9396 per share of Series C Preferred Stock, for the aggregate amount set forth next to such Investor's name on such Schedule A. As used herein, the term "Securities" means the shares of Series C Preferred Stock to be issued and sold hereunder.

            1.2 INITIAL CLOSING. The initial purchase, sale and issuance of the Securities (the "Initial Closing") shall take place at the offices of Sullivan & Worcester LLP at 10:00 a.m. on January 31, 2005 (the "Closing Date"), or at such other place and time as the Company and the Investors mutually agree upon. At the Initial Closing:

                  (a) The Company shall deliver to SCP, a certificate representing 257,785 shares of the Securities;

                  (b) The Company shall deliver to CSSMK, a certificate representing 51,557 shares of the Securities.

                  (c) SCP shall pay to the Company, by wire transfer, the sum of FiveHundred Thousand Dollars ($500,000.00); and,

                  (d) CSSMK shall pay to the Company, by wire transfer, the sum of One Hundred Thousand Dollars ($100,000.00)).

            1.3 SECOND CLOSING. A second closing shall take place at the offices of Sullivan & Worcester LLP at 10:00 a.m. on or before April 15, 2005, (the "Second Closing"), such date (the "Second Closing Date") and time to be established by SCP pursuant to written notice delivered to the Company no fewer than three (3) business days prior to the date of the Second Closing. At the Second Closing,

                  (a) The Company shall deliver to SCP or to CIP, at SCP's direction, a certificate or certificates representing in the aggregate that number of shares of the Securities which is the result of dividing the amount of the payment made by SCP or CIP under Section 1.3(b) by $1.9396; and

                  (b) SCP and/or CIP shall pay to the Company, by wire transfer, a sum which, in the sole discretion of SCP and CIP, shall aggregate not more than Two Hundred Fifty Thousand Dollars ($250,000.00 but not less than One Hundred Fifty Thousand Dollars ($150,000).

      2. REPRESENTATIONS AND WARRANTIES REGARDING THE COMPANY. The Company represents and warrants to the Investors, except as set forth on the Disclosure Schedule attached hereto as Schedule B (the "Disclosure Schedule"), which exceptions shall be deemed to be representations and warranties as if made hereunder, and except with respect to certain subsidiaries which are inactive as set forth on the Disclosure Schedule, as set forth in this Article 2. Each representation and warranty hereunder is deemed to be made as of the date hereof and as of the Initial Closing, and to survive in accordance with the terms of this Agreement. None of the within representations and warranties shall be deemed to be made independently as of the Second Closing.

            2.1 ORGANIZATION, GOOD STANDING AND QUALIFICATION. Each of the Company and its subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the state of its formation and has all requisite corporate power and authority to carry on its business as now conducted and as proposed to be conducted. Each of the Company and its subsidiaries is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify would have a material adverse effect on the assets, properties, financial condition, operating results, prospects or business (as such business is presently conducted and as it is proposed to be conducted) of the Company and its subsidiaries, taken as a whole; PROVIDED, HOWEVER, that in determining whether there has been a material adverse effect, any adverse effect shall be disregarded to the extent it results from or is attributable to general economic conditions, except to the extent that such adverse effect with respect to the Company and its subsidiaries, taken as a whole, is materially greater than such adverse effect on comparable businesses ("Material Adverse Effect").

            2.2 SEC REPORTS; FINANCIAL STATEMENTS. The Company's Common Stock, $0.01 par value per share (the "Common Stock") is registered under Section 12(b) or (g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the Company is currently in compliance with its reporting and filing obligations under the Exchange Act. The Company has made available to the Investors (a) its annual reports to stockholders and its Annual Reports on Form 10-KSB for its last two fiscal years and (b) all of its Quarterly Reports on Form 10-QSB and each other report, registration statement or definitive proxy statement filed with the Securities and Exchange Commission (the "SEC") since the beginning of such two fiscal years (collectively, the "SEC Reports"). The SEC Reports do not (as of their respective dates) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. The audited and unaudited financial statements of the Company included in the SEC Reports (the "Financial Statements") have been prepared in accordance with generally accepted accounting principles applied on a consistent basis (except as stated in such


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

Financial Statements or the notes thereto) and fairly present the financial position of the Company and its consolidated subsidiaries as of the dates thereof and the results of their operations and changes in financial position for the periods then ended. Since the end of the most recent accounting period for which an SEC Report has been filed, there has been no material adverse change in the assets, properties, financial condition, operating results, or business (as such business is presently conducted and as it is proposed to be conducted) of the Company and its subsidiaries taken together, and to the knowledge of the Company, there is no existing condition, event or series of events which reasonably would be expected to have a Material Adverse Effect, or impair the ability of the Company to perform its obligations under this Agreement or (i) the Amended and Restated Registration Rights Agreement by and among the Company, SCP Private Equity Partners II, L.P. ("SCP") and CSSMK LLC ("CSSMK"), dated September 4, 2003 (the "Registration Rights Agreement"); or
(ii) the Amended and Restated Stockholders' Agreement by and among the Company, SCP and CSSMK (the "Stockholders Agreement") dated March 31, 2004 an amendment to such agreement to be executed and delivered in connection herewith in the form attached hereto as Exhibit A ("Amendment to Stockholders Agreement").

            2.3 CAPITALIZATION AND VOTING RIGHTS

                  (a) As of the date hereof, the authorized capital of the Company is as set forth in Section 2.3 of the Disclosure Schedule. All of the issued and outstanding shares of capital stock of the Company are owned as set forth in Section 2.3 of the Disclosure Schedule. The capitalization of the Company on a fully-diluted basis is as set forth on Section 2.3 of the Disclosure Schedule.

                  (b) All outstanding shares of capital stock of the Company's subsidiaries are owned beneficially and of record by the Company, free and clear of any liens, security interests, encumbrances, charges or other adverse claims ("Liens") other than Permitted Liens (as defined below). The Company and its subsidiaries do not presently own or control, directly or indirectly, any interest in any other corporation, association or other business entity. Neither the Company nor its subsidiaries are participants in any joint venture, partnership, or similar arrangement. As used herein, "Permitted Liens" means (i) Liens which do not materially interfere with the current use of, or materially detract from the value of, the assets or property to which they apply (including, in the case of software, customary confidentiality restrictions and customary prohibitions on reverse engineering, copying and export) and (ii) in the case of software or other intangible assets, any nonexclusive license grant or other similar right granted in the ordinary course of business; provided that no Permitted Lien constitutes a security interest subject to any of the provisions of the Uniform Commercial Code,

                  (c) All outstanding shares of capital stock of the Company and its subsidiaries have been duly and validly authorized and issued, are fully paid and nonassessable and were issued in accordance with the registration or qualification provisions of the Securities Act of 1933, as amended (the "Securities Act"), and any relevant state securities laws or pursuant to valid exemptions therefrom.

                  (d) There are no outstanding options, warrants, rights (including conversion or preemptive rights) or agreements for the purchase or acquisition from the Company or any of its subsidiaries of any shares of their capital stock, except as provided in Section 2.3 of the Disclosure Schedule.

            2.4 AUTHORIZATION. All corporate action on the part of the Company necessary for the authorization, execution and delivery by the Company of this Agreement, the Amendment to the Stockholders Agreement, the performance of all obligations of the Company hereunder and thereunder, and the authorization, issuance (or reservation for issuance) and delivery of the Securities and the Common Stock issuable upon conversion of the Securities (the "Conversion Shares"), has been taken, and this Agreement, and the Amendment of the Stockholders Agreement constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors' rights generally, and (b) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies, and (c) as limited by the Amended and Restated Registration Rights Agreement by and among the Company, SCP Private Equity Partners II, L.P. ("SCP") and CSSMK LLC ("CSSMK"), dated September 4, 2003 (the "Registration Rights Agreement"); or (ii) the Amended and Restated Stockholders' Agreement by and among the Company, SCP and CSSMK (the "Stockholders Agreement") dated March 31, 2004 an amendment to such agreement to be executed and delivered in connection herewith in the form attached hereto as Exhibit A ("Amendment to Stockholders Agreement")..

            2.5 STOCKHOLDER APPROVAL. Except for SCP and CSSMK, approval by the stockholders of the Company is not required for the authorization, execution and delivery of this Agreement and the Amendment to the Stockholders Agreement, the performance of all obligations of the Company hereunder and thereunder, and the authorization, issuance (or reservation for issuance) and delivery of the Securities and the Conversion Shares.

            2.6 VALID ISSUANCE OF STOCK. The Securities, when issued, sold and delivered in accordance with the terms of this Agreement for the consideration expressed herein, will be duly and validly issued, fully paid, and nonassessable, and will be free of restrictions on transfer imposed by or through the Company other than restrictions on transfer under this Agreement, the Registration Rights Agreement, the Stockholders Agreement and under applicable state and federal securities laws. The Conversion Shares purchased under this Agreement have been duly and validly reserved for issuance and, upon issuance in accordance with its terms, will be duly and validly issued, fully paid, and nonassessable, and will be free of restrictions on transfer imposed by or through the Company other than restrictions on transfer under this Agreement, the Registration Rights Agreement, the Stockholders Agreement and under applicable state and federal securities laws.

            2.7 GOVERNMENTAL CONSENTS. Other than those that have been duly obtained or filings which are required under applicable securities laws, which filings, if any, will be made within the applicable periods required by such laws, and no consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any local, state or federal governmental authority, on the part of the Company is required in connection with the consummation of the transactions contemplated by this Agreement and the Amendment to the Stockholders Agreement.

            2.8 OFFERING. Subject in part to the truth and accuracy of the Investors' representations set forth in Section 3 of this Agreement, the offer, sale and issuance of the Securities as contemplated by this Agreement are exempt from the registration requirements of the Securities Act and applicable state securities laws, and neither the Company nor any authorized agent acting on its behalf will take any action hereafter that would cause the loss of such exemption. The issuance of the Conversion Shares upon conversion of the Securities will be exempt from the registration requirement of the Securities Act and applicable state securities laws.

            2.9 COMPLIANCE WITH CERTAIN MATTERS. Neither the Company nor any of its subsidiaries is in violation or default under or in breach of (i) any provision of its Certificate of Incorporation, bylaws or other organizational document; (ii) any contract, covenant, agreement, instrument, document or Order to which it is a party or by which it is bound that would reasonably be expected to have a Material Adverse Effect; or (iii) any statute, law, rule or regulation applicable to it that would reasonably be expected to have a Material Adverse Effect. The execution, delivery and performance of this Agreement and the Amendment to the Stockholders Agreement and the consummation of the transactions contemplated hereby and thereby will not result in any such violation or be in conflict with or constitute, with or without the passage of time and giving of notice, either a default under any such provision, contract, covenant, agreement, instrument, document, Order, statute, law, rule or regulation or an event that results in the creation of any Liens (other than Permitted Liens) upon any assets of the Company or any of its subsidiaries or the suspension, revocation, impairment, forfeiture, or nonrenewal of any material permit, license, authorization, or approval applicable to the Company or any of its subsidiaries, their business or operations or any of their assets or properties.

            2.10 LITIGATION. There is no action, suit, proceeding or investigation pending or, to the best of the Company's knowledge, currently threatened against the Company or any of its subsidiaries that questions the validity of this Agreement or the Amendment to the Stockholders Agreement or the right of the Company to enter into such agreements, or to consummate the transactions contemplated hereby or thereby, or that might result, either individually or in the aggregate, in any material adverse changes in the assets, properties, financial condition, operating results, prospects or business of the Company or any of its subsidiaries (as such business is presently conducted and as it is proposed to be conducted), or any change in the current equity ownership of the Company or any of its subsidiaries, except as otherwise disclosed in the SEC Reports or in the Disclosure Schedule. The foregoing includes, without limitation, actions, suits, proceedings or investigations pending or, to the best of the Company's knowledge, threatened involving the prior employment of any of the Company's or any of its subsidiaries' employees or consultants, their use in connection with the Company's or any of its subsidiaries' business of any information or techniques allegedly proprietary to any of their former employers, or their obligations under any agreements with prior employers. Neither the Company nor any of its subsidiaries is a party or subject to the provisions of any order, writ, injunction, judgment or decree of any court or any administrative or governmental agency, authority or instrumentality ("Order"). There is no action, suit, proceeding or investigation by the Company or any of its subsidiaries currently pending or that the Company or any of its subsidiaries intends to initiate, except as otherwise disclosed in the SEC Reports.

            2.11 NONDISCLOSURE AND INVENTIONS AGREEMENTS. Each key employee and officer of the Company (and each material consultant to the Company) has executed a Nondisclosure and Inventions Agreement in the form attached hereto as Exhibit B. The Company is not aware that any of the Company's or its subsidiaries' current employees, officers or consultants are in violation of the agreements specified in this Section 2.11, and the Company and its subsidiaries will use their reasonable best efforts to prevent any such violation.

            2.12 PATENTS AND TRADEMARKS. The Company and its subsidiaries own all right, title and interest in and to all material Intellectual Property Rights purported to be owned by them free and clear of all Liens, except for Permitted Liens and except as otherwise disclosed in the SEC Reports. The Company or a subsidiary of the Company owns all right, title and interest to, or has the right to use pursuant to a valid license, all Intellectual Property Rights, as they currently exist, necessary for the operation of the business of the Company and its subsidiaries as presently conducted and as presently proposed to be conducted where the failure to so own or license would be reasonably expected to have a Material Adverse Effect, except as otherwise disclosed in the SEC Reports. The Company and its subsidiaries have used commercially reasonable efforts to maintain and protect the material Intellectual Property Rights that each of them owns; provided, however, that neither the Company nor any of its subsidiaries has filed, or applied for, any patents or registered copyrights with respect to any its software products or any of its other products and services. There have been no claims asserted against the Company or any of its subsidiaries in writing asserting the invalidity, misuse or unenforceability of any of such Intellectual Property Rights that (if true) would reasonably be expected to have a Material Adverse Effect. . To the best of the Company's knowledge, the conduct of the Company's and each of its subsidiaries' business has not infringed, misappropriated or conflicted with and does not infringe, misappropriate or conflict with any Intellectual Property Rights of others, nor to the best of the Company's knowledge would any future conduct as presently contemplated infringe, misappropriate or conflict with any Intellectual Property Rights of others; in each case, where such infringement would be reasonably expected to have a Material Adverse Effect. To the best of the Company's knowledge, the material Intellectual Property Rights owned by the Company or any of its subsidiaries have not been infringed upon, or misappropriated by or conflict with others. The transactions contemplated by this Agreement will have no material adverse effect on the Company's or any of its subsidiaries' right, title and interest in and to the Intellectual Property Rights owned or purported to be owned by them. . Neither the execution of this Agreement nor the transactions contemplated by this Agreement nor the carrying on of the Company's or each of its subsidiaries' business by the employees of the Company and each of its subsidiaries, nor the conduct of the Company's or each of its subsidiaries' business as presently conducted or presently proposed to be conducted, will, to the best of the Company's knowledge, conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, any contract, covenant, agreement or instrument under which any of such employees is now obligated that would be reasonably expected to have a Material Adverse Effect. For purposes of this Agreement, "Intellectual Property Rights" means all (i) patents, patent applications, patent disclosures and inventions, (ii) trademarks, service marks, trade dress, trade names, logos and corporate names and registrations and applications for registration thereof together with all of the goodwill associated therewith, (iii) copyrights (registered and unregistered) and copyrightable works and registrations and applications for registration thereof, (iv) mask works and registrations and applications for registration thereof, (v) computer software, data, data bases and documentation thereof, (vi) trade secrets and other confidential information (including, without limitation, ideas, formulas, compositions, inventions (whether patentable or unpatentable and whether or not reduced to practice), know-how, manufacturing and production processes and techniques, research and development information, drawings, specifications, designs, plans, proposals, technical data, financial and marketing plans and customer and supplier lists and information), (vii) other intellectual property rights and (viii) copies and tangible embodiments thereof (in whatever form or medium).

            2.13 AGREEMENTS; ACTION.

                  (a) The SEC Reports list all material agreements, understandings, instruments and contracts, whether written or oral, to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or their respective assets and properties are bound.

                  (b) There are no agreements, understandings or proposed transactions between the Company or any of its subsidiaries and any of their respective officers, directors, affiliates or any affiliate thereof, except for the transactions contemplated hereby and as otherwise disclosed in the SEC Reports.

                  (c) Except as otherwise disclosed in the SEC Reports, there are no agreements, understandings, instruments, contracts, proposed transactions or Orders to which the Company or any of its subsidiaries is a party or by which it is bound that may involve (i) obligations (contingent or otherwise) of, or payments to, the Company or any of its subsidiaries in excess of $100,000, (ii) the license of any patent, copyright, trade secret or other proprietary right to or from the Company or any of its subsidiaries, other than licenses arising from the purchase of "off the shelf" or other standard products, (iii) provisions restricting or affecting the development, manufacture or distribution of the Company's or any of its subsidiaries' products or services, (iv) a warranty with respect to its services rendered or its products sold or leased other than in the ordinary course of business, or (v) indemnification by the Company or any of its subsidiaries with respect to infringements of proprietary rights.

                  (d) Neither the Company nor any of its subsidiaries has (i) declared or paid any dividends or authorized or made any distribution upon or with respect to any class or series of its capital stock, (ii) incurred any material indebtedness for money borrowed or any other liabilities, (iii) made any material loans or advances to any person, other than advances for travel expenses and other customary employment-related advances made in the ordinary course of business, or (iv) sold, exchanged or otherwise disposed of any material amount of its assets or rights, other than the sale of its inventory in the ordinary course of business, except as otherwise disclosed in the SEC Reports.

                  (e) For the purposes of subsections (c) and (d) above, all indebtedness, liabilities, agreements, understandings, instruments, contracts and proposed transactions involving the same person or entity (including persons or entities the Company has reason to believe are affiliated therewith) shall be aggregated for the purpose of meeting the individual minimum dollar amounts of such subsections.


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

                  (f) All of the material contracts, agreements and instruments of the Company are valid, binding and enforceable in accordance with their respective terms and there has been no material change to or amendment to a material contract, covenant, agreement or instrument by which the Company or any of its subsidiaries or any of their respective assets or properties is bound or subject. Each of the Company and each of its subsidiaries has performed all material obligations required to be performed by it and is not in material default under or in material breach of nor in receipt of any claim of default or breach under any contract, covenant, agreement or instrument. No event has occurred which with the passage of time or the giving of notice or both would result in a material default, breach or event of noncompliance by the Company or any of its subsidiaries under any contract, covenant, agreement or instrument. None of the Company nor any of its subsidiaries has knowledge of any breach by the other parties to any material contract, covenant, agreement or instrument, except as otherwise disclosed in the SEC Reports.

            2.14 RELATED-PARTY TRANSACTIONS. No employee, consultant, officer, or director of the Company or any of its subsidiaries, or member of his or her immediate family is indebted to the Company or any of its the subsidiaries, nor is the Company or any of its subsidiaries indebted (or committed to make loans or extend or guarantee credit) to any of them except for compensation, wages and benefits and travel and customary expenses. Except for employment agreements, benefit plans, insurance policies and similar matters, no employee, consultant, officer, or director of the Company or any of its subsidiaries, or member of his or her immediate family is directly or indirectly interested in any material contract, covenant, agreement or instrument with the Company or any of its subsidiaries, except for such persons' interest in the Transactions contemplated hereby or as otherwise disclosed in the SEC Reports.

            2.15 PERMITS. Each of the Company and each of its subsidiaries has all franchises, permits, licenses and any similar authority necessary for the conduct of its business as now being conducted by it, the lack of which would be reasonably expected to have a Material Adverse Effect. Neither the Company nor any of its subsidiaries is in default in any material respect under any of such franchises, permits, licenses or other similar authority, except as otherwise disclosed in the SEC Reports.

            2.16 ENVIRONMENTAL AND SAFETY LAWS. To the Company's knowledge, neither the Company nor any of its subsidiaries is in violation of any applicable statute, law, rule or regulation relating to the environment or occupational health and safety that would reasonably be expected to have a Material Adverse Effect, and to the Company's knowledge, no material expenditures are or will be required in order to comply with any such existing statute, law, rule or regulation.

            2.17 MANUFACTURING AND MARKETING RIGHTS. Except in the ordinary course of business, neither the Company nor any of its subsidiaries has granted rights to manufacture, produce, assemble, license, market, or sell its products to any other person and is not bound by any agreement that affects its exclusive right to develop, manufacture, assemble, distribute, market or sell its products.


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

            2.18 DISCLOSURE. The Company has fully provided the Investors with all the information that the Investors have requested for deciding whether to purchase the Securities and to consummate the transactions contemplated by this Agreement. To the best of the Company's knowledge, none of this Agreement, the Amended and Restated Registration Rights Agreement, any other statements or certificates made or delivered in connection herewith or therewith or any other information supplied by the Company with respect to the transactions contemplated hereby, contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements herein or therein not misleading.

            2.19 REGISTRATION RIGHTS. The Company or its subsidiaries has granted or agreed to grant the registration rights set forth in the Registration Rights Agreement.

            2.20 CORPORATE DOCUMENTS. The Company's Certificate of Incorporation and bylaws and each of its subsidiaries' charter, bylaws and other organization documents are in the form as filed with the Securities and Exchange Commission.

            2.21 TITLE TO PROPERTY AND ASSETS. Each of the Company and each of its subsidiaries owns its material property and assets that it purports to own, free and clear of all Liens, except for Permitted Liens and except for such other Liens as are disclosed in the SEC Reports.

            2.22 TAX RETURNS, PAYMENTS AND ELECTIONS. Each of the Company and each of its subsidiaries have filed all tax returns and reports or have filed the necessary extensions as required by law. These returns and reports are true and correct in all material respects. Each of the Company and each of its subsidiaries has paid all taxes and other assessments due, except those contested by it in good faith that are listed in the Disclosure Schedule.

            2.23 INSURANCE. Each of the Company and each of its subsidiaries has in full force and effect or will obtain in a reasonable amount of time after the Closing, fire and casualty insurance policies, with extended coverage in amounts customary for companies similarly situated. Each of the Company and each of its subsidiaries has in full force and effect or will obtain in a reasonable amount of time after the Closing a quote for products liability and errors and omissions insurance in amounts customary for companies similarly situated. The parties will use reasonable business judgment in determining whether to effectuate such policies. Each of the Company and each of its subsidiaries shall have or will obtain in a reasonable amount of time after the Closing, directors' and officers' insurance in amounts consistent with past practice; provided that in no event shall the Company carry less than an aggregate of $1,000,000 in directors' and officers' insurance coverage for the entire Board.

            2.24 {RESERVED}.

            2.25 LABOR AGREEMENTS AND ACTIONS. Neither the Company nor any of its subsidiaries is bound by or subject to (and none of its assets or properties is bound by or subject to) any written or oral, express or implied, contract, covenant, agreement, instrument, commitment or arrangement with any labor union, and no labor union has requested or, to the Company's knowledge, requested or sought to represent any of its employees, consultants, representatives or agents. There is no strike or other labor dispute involving the Company or any of its subsidiaries pending, or to the Company's knowledge, threatened, that could have a Material Adverse Effect, nor is the Company aware of any labor organization activity involving the employees or consultants of the Company or any of its subsidiaries. The Company is not aware that any officer or key employee or key consultant, or that any group of key employees or key consultants, intends to terminate their employment or consulting relationship with the Company or any of its subsidiaries, nor does the Company or any of its subsidiaries have a present intention to terminate the employment or consulting relationship of any of the foregoing nor has there been any material change in any compensation arrangement or agreement with any employee or consultant. With the exception of those officers and employees that have executed employment contracts with the Company or any subsidiary of the Company as listed in the Disclosure Schedule, the employment of each officer and employee of the Company and each of its subsidiaries is terminable at the will of the Company or a subsidiary of the Company, as applicable, and without any required severance payment. The consulting relationship of each consultant of the Company or any of its subsidiaries is terminable at the will of the Company or a subsidiary of the Company, as applicable, and without any required severance payment. To the knowledge of the Company, each of the Company and each of its subsidiaries have complied in all material respects with all applicable local, state and federal equal employment opportunity and other laws related to employment where the failure to so comply would reasonably be expected to have a Material Adverse Effect.

            2.26 DAMAGE; LOSS. Since the end of the most recent accounting period for which an SEC Report has been filed, neither the Company nor any of its subsidiaries has experienced any damage, destruction or loss, whether or not covered by insurance, that would reasonably be expected to have a Material Adverse Effect.

            2.27 REAL PROPERTY HOLDING COMPANY. Neither the Company nor any of its subsidiaries is a real property holding company within the meaning of
Section 897 of the Internal Revenue Code of 1986, as amended.

            3. REPRESENTATIONS AND WARRANTIES OF THE INVESTORS. Each Investor represents and warrants to the Company, on behalf of itself, as set forth in this Article 2. Each representation and warranty hereunder is deemed to be made as of the date hereof and as of the Initial Closing, and to survive in accordance with the terms of this Agreement. None of the within representations and warranties shall be deemed to be made independently as of the Second Closing.

            3.1 AUTHORIZATION. The Investors have full power and authority to enter into this Agreement and the Amendment to the Stockholders Agreement, and each of them constitutes the valid and legally binding obligation of the Investors enforceable against the Investors in accordance with its terms, except
(a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors' rights generally; and (b) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

            3.2 PURCHASE ENTIRELY FOR OWN ACCOUNT. The Securities are being acquired for investment for the Investor's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof or the Conversion Shares, and the Investors has no present intention of selling, granting any participation in, or otherwise distributing the same. The Investors do not have any contract, covenant, agreement, undertaking or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the Securities or the Conversion Shares.

            3.3 DISCLOSURE OF INFORMATION. The Investors have received all the information they consider necessary or appropriate for deciding whether to purchase the Securities. The Investors further represent that they have had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Securities and the business, properties, prospects and financial condition of the Company. The foregoing, however, does not limit or modify the representations and warranties in Section 2 of this Agreement or the right of the Investors to rely thereon.

            3.4 INVESTMENT EXPERIENCE. The Investors are investors in securities of companies in the development stage and acknowledges that it is able to fend for itself, can bear the economic risk of its investment, and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Securities. The Investors also represent they have not been organized for the purpose of acquiring the Securities.

            3.5 ACCREDITED INVESTOR. The Investors are "accredited investors" within the meaning of Rule 501 of Regulation D promulgated under the Securities Act, as presently in effect.

            3.6 RESTRICTED SECURITIES. The Investors understand that the Securities they are purchasing are characterized as "restricted securities" under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Securities Act, only in certain limited circumstances. In this connection, the Investors represent that they are familiar with Rule 144 promulgated under the Securities Act, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act.

            3.7 FURTHER LIMITATIONS ON DISPOSITION. Without in any way limiting the representations set forth above, the Investors further agree not to make any disposition of all or any portion of the Securities or the Conversion Shares unless and until the transferee has agreed in writing for the benefit of the Company to be bound by this Section 3 and the applicable provisions of the Registration Rights Agreement and Stockholders Agreement, and:

                  (a) There is then in effect a registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with such registration statement; or

                  (b) Such Investor shall have notified the Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition and, if requested by the Company, such Investor shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company that such disposition will not require registration of such shares under the Act. It is agreed that the Company will not require opinions of counsel for transactions made pursuant to Rule 144 except in unusual circumstances or unless required by a transfer agent.

Notwithstanding the provisions of subsections (a) and (b) above, no such registration statement or opinion of counsel shall be necessary for a transfer by an Investor that is a partnership to a partner of such partnership or a retired partner of such partnership who retires after the date hereof, or to the estate of any such partner or retired partner or the transfer by gift, will or intestate succession of any partner to his or her spouse or to the siblings, lineal descendants or ancestors of such partner or his or her spouse, if the transferee agrees in writing to be subject to the terms hereof to the same extent as if he or she were an original Investor hereunder.

            3.8 LEGENDS. It is understood that the certificates evidencing the Securities and the Conversion Shares, may bear one or all of the following legends:

                  (a) "These securities have not been registered under the Securities Act of 1933, as amended. They may not be sold, offered for sale, pledged or hypothecated in the absence of a registration statement in effect with respect to the securities under such Act or an opinion of counsel satisfactory to the issuer thereof that such registration is not required or unless sold pursuant to Rule 144 of such Act."

                  (b) Any legend required by the securities laws of any applicable jurisdictions.

                  (c) Any legend required by the Registration Rights Agreement, the Stockholders Agreement or other applicable agreement.

      4. CONDITIONS OF INVESTOR'S OBLIGATIONS AT INITIAL CLOSING. The obligations of the Investors under Sections 1.1 and 1.2 of this Agreement are subject to the fulfillment on or before the Closing Date of each of the conditions hereinafter set forth.

            4.1 REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Company contained in Section 2 shall be true in all material respects on and as of the Initial Closing with the same effect as though such representations and warranties had been made on and as of the Closing Date, unless another date is specified therein.

            4.2 PERFORMANCE. The Company shall have performed and complied in all material respects with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Initial Closing.

            4.3 COMPLIANCE CERTIFICATE. An executive officer of the Company shall deliver to the Investors at the Initial Closing a certificate on behalf of the Company, stating that the conditions specified in Sections 4.1 and 4.2 have been fulfilled.

            4.4 SECRETARY'S CERTIFICATE. The Investors shall have received a certificate or certificates, dated the Closing Date and signed by the corporate secretary of the Company (or other authorized officer or representative of the Company), certifying the truth and correctness of attached copies of the Company's Certificate of Incorporation and all amendments thereto, the Company's bylaws, and all amendments thereto, and resolutions of the Board approving the Company entering into this Agreement and the consummation of the transactions contemplated hereby and certifying as to the incumbency of the officers authorized to execute this Agreement, Amendment to the Stockholders Agreement and other related documents and agreements.

            4.5 QUALIFICATIONS. All authorizations, approvals, or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Securities and the other transactions contemplated by this Agreement shall be duly obtained and effective as of the Initial Closing.

            4.6 PROCEEDINGS AND DOCUMENTS. All corporate approvals, stockholder approvals and other proceedings in connection with the transactions contemplated at the Initial Closing and all documents incident thereto shall be reasonably satisfactory in form and substance to the Investors and their counsel, and they shall have received all such counterpart original and certified or other copies of such documents as they may reasonably request.

            4.7 STOCK CERTIFICATE. The Company shall have delivered to each Investor an executed certificate representing the number of shares of Securities so purchased by such Investor as set forth herein..

      5. CONDITIONS OF THE COMPANY'S OBLIGATIONS AT INITIAL CLOSING. The obligations of the Company to the Investors under this Agreement are subject to the fulfillment on or before the Closing Date of each of the following conditions by the Investors:

            5.1 REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Investors contained in Section 3 shall be true on and as of the Initial Closing with the same effect as though such representations and warranties had been made on and as of the Closing Date.

            5.2 PERFORMANCE. The Investors shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Initial Closing.

            5.3 PAYMENTS. The Investors shall have paid for the Securities at the Closing pursuant to Section 1.3.

            5.4 QUALIFICATIONS. All authorizations, approvals, or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Securities and the other transactions contemplated by this Agreement shall be duly obtained and effective as of the Closing.

      6. SECOND CLOSING. At the Second Closing, SCP or CIP shall have paid for the Securities at the Closing pursuant to Section 1.2, and the Company shall have delivered to the SCP or CIP (whichever purchases the Securities) executed certificate(s) representing the Securities.

      7. MISCELLANEOUS.

            7.1 SURVIVAL OF WARRANTIES. The warranties, representations and covenants of the Company and the Investors contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and the Closing for a period of three (3) years from the date hereof.

            7.2 USE OF PROCEEDS. The Company shall use the proceeds from the sale of the Securities to the Investors hereunder for general corporate purposes.

            7.3 SUCCESSORS AND ASSIGNS. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties (including transferees of any Securities or any Conversion Shares). Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

            7.4 GOVERNING LAW. The construction, validity and interpretation of this Agreement will be governed by the internal laws of the State of Delaware without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

            7.5 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

            7.6 TITLES AND SUBTITLES. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

            7.7 NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by commercial overnight courier (with confirmation of receipt) or sent via facsimile (with confirmation of receipt), (a) in case of the Company, to the Company at Two Westborough Business Park, 200 Friberg Parkway, Suite 2000, Westborough, MA 01581 (Fax: (508) 870-5585), Attn: President, with a copy to Sullivan & Worcester LLP, One Post Office Square, Boston, MA 02109 (Fax: 617-338-2880),
Attention: Alfred L. Browne; (b) in the case of SCP, SCP Private Equity Partners II, L.P., Suite 300-1200 Liberty Ridge Drive. Wayne, PA 19087 (Fax:
610-975-9546), Attention: Chief Executive Officer (or at such other address for a party as shall be specified by like notice), with a copy to Saul Ewing LLP, Centre Square West, 1500 Market Street, 38th Floor, Philadelphia PA 19102-2186 (Fax: (215) 972-1934), Attention: Charles C. Zall; (c) in the case of CIP, CIP Capital L.P., Suite 300-1200 Liberty Ridge Drive. Wayne, PA 19087 (Fax:
610-975-9546), (or at such other address for a party as shall be specified by like notice) with a copy to Saul Ewing LLP, Centre Square West, 1500 Market Street, 38th Floor, Philadelphia PA 19102-2186 (Fax: (215) 972-1934), Attention:
Charles C. Zall; and (d) in the case of CSSMK, at 38 Oriole Road, Medfield, MA 02052, Attention: Henry F. Nelson, (FAX: (508)359-4382), with a copy to Nelson & Roche, 60 McGrath Highway, Quincy, MA 02169, Attention: John Nelson (FAX:
(617)770-0077).

            Notice given by facsimile shall be confirmed by appropriate answer back and shall be effective upon actual receipt if received during the recipient's normal business hours, or at the beginning of the recipient's next business day after receipt if not received during the recipient's normal business hours. All notices by facsimile shall be confirmed promptly after transmission in writing by certified mail or personal delivery. Any party may change any address to which notice is to be given to it by giving notice as provided above of such change of address.

            7.8 FINDER'S FEE. Each party represents that it neither is nor will be obligated for any finders' fee or commission in connection with this transaction.

            7.9 EXPENSES. Irrespective of whether the Closing is effected, the Company shall pay all costs and expenses incurred by the Investors with respect to the negotiation, execution, delivery and performance of this Agreement and any schedules or exhibits hereto; provided that the Company shall not be obligated to reimburse the Investors for legal fees in excess of $20,000.

            7.10 AMENDMENTS AND WAIVERS. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and each of the Investors. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each holder of any Securities at the time outstanding, any securities into or for which such Securities are convertible or exchangeable, each future holder of all such securities, and the Company.

            7.11 SEVERABILITY. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

            7.12 PUBLICITY. Neither the Company nor the Investors shall take any action, or permit any of its employees, consultants, officers, directors or stockholders to take any action, which may result in the public disclosure of the transactions effected hereby or the identity of the Investor, except pursuant to the Company's filing obligations under applicable securities laws or unless otherwise required by law. Other than with respect to filing obligations under applicable securities laws, if the Company determines that it is required by law to disclose these transactions or the identity of the Investors, it shall, at a reasonable time before making any such disclosure, consult with the Investors regarding such disclosure.

            7.13 ENTIRE AGREEMENT. This Agreement and the documents referred to herein constitute the entire agreement among the parties and no party shall be liable or bound to any other party in any manner by any warranties, representations, or covenants except as specifically set forth herein or therein.

                            [Signature Page Follows]

            IN WITNESS WHEREOF, the parties have executed this Series C Convertible Preferred Stock Purchase Agreement as of the date first above written.

                                 COMPANY:

                                 CLEARSTORY SYSTEMS, INC.


                                 By: /s/ Henry F. Nelson
                                     -------------------
                                 Name: Henry F. Nelson
                                 Title: President, Chief Executive Officer,
                                        Chief Financial Officer and Secretary


                                 INVESTORS:

                                 SCP II PRIVATE EQUITY PARTNERS II, L.P.
                                 BY: SCP PRIVATE EQUITY II GENERAL PARTNER, L.P.
                                 BY: SCP PRIVATE EQUITY II, LLC


                                 By: /s/ Winston J. Churchill
                                     ------------------------
                                 Name: Winston J. Churchill
                                 Title: a manager


                                 CIP CAPITAL, L.P.

                                 By: CIP Capital Management, Inc.,
                                     its General Partner


                                 By: /s/ Edward J. Carey
                                     -------------------
                                 Name: Edward J. Carey
                                 Title: President


                                 CSSMK, LLC


                                 By: /s/ Henry F. Nelson
                                     -------------------
                                 Name: Henry F. Nelson
                                 Title: Manager

                                   SCHEDULE A

INVESTOR                FIRST CLOSING                 SECOND CLOSING
                        -------------------------------------------------------
                        SHARES     PURCHASE PRICE     SHARES     PURCHASE PRICE

CSSMK                   51,557     $100,000              0              0

CIP CAPITAL, L.P.       0              0                 *              *

SCP PRIVATE EQUITY
PARTNERS II, L.P.       257,785    $500,000              *              *

* IN THE SECOND CLOSING PROVIDED FOR UNDER SECTION 1.3 OF THE AGREEMENT, SCP AND/OR CIP SHALL PAY AN AMOUNT WHICH SHALL BE, IN THEIR DISCRETION, BETWEEN $150,000 AND $250,000, IN EXCHANGE FOR THAT NUMBER OF SHARES WHICH IS THE RESULT OF DIVIDING THE AGGREGATE AMOUNT PAID BY $1.9396.

SCHEDULE A        SHARES PURCHASED

SCHEDULE B        DISCLOSURE SCHEDULE [Schedule has been omitted and will be supplementally furnished to the Securities and Exchange
                  Commission upon request]

EXHIBIT A         FIRST AMENDMENT TO AMENDED AND RESTATED STOCKHOLDERS AGREEMENT

EXHIBIT B         FORM OF NONDISCLOSURE AGREEMENT [Exhibit has been omitted and will be supplementally furnished to the Securities and Exchange Commission upon request]